                                                                   Exhibit 5(g)
                                                                   ____________

                                              TRAVELERS RETIREMENT PERSPECTIVES

THE TRAVELERS INSURANCE COMPANY                    MASTER DATA SHEET (NEW YORK)
P.O. Box 990016. Hartford, CT 06199-0016

CONTRACT OWNER INFORMATION

"TRUSTEES OF":


Employer/Sponsor Name:



Employer's Tax ID Number:              Plan Year End:



Employer's Address:



Employer's Phone Number:               Employer's Fax Number:



PLAN & CONTRACT INFORMATION

RETIREMENT PLAN NAME:

PLAN TYPE (PLEASE CHECK APPROPRIATE BOX.)

[ ] 401(k) PLAN - Money Sources
(CHECK ALL THAT APPLY)
  [ ] Salary Deferral
  [ ] Employer Match
  [ ] ER Discretionary / Profit Sharing
  [ ] Rollover

Call 800-842-4015 for other accommodations.

OTHER PLAN TYPE

[ ] Profit Sharing
[ ] Money Purchase
[ ] Target Benefit
[ ] Defined Benefit
[ ] Check here if rollover accounts should be set up for participants

CONTRACT TYPE (IF AN ALLOCATED CONTRACT IS SELECTED PLEASE CHECK THE APPROPRIATE PARTICIPANT ACCOUNTING AGREEMENT DESIRED.)

[ ] ALLOCATED CONTRACT (PLEASE CHECK A OR B BELOW)
    __________________

    PARTICIPANT HOME ADDRESSES ARE REQUIRED. TRAVELERS LIFE & ANNUITY WILL PREPARE FORM 1099R FOR TAX REPORTING AND WILL MAIL TO PARTICIPANT'S ADDRESS.

     [ ] A. Quarterly statements should be mailed to plan participants.
     [ ] B. Quarterly statements should be mailed to employer.

[ ] UNALLOCATED CONTRACT - TRAVELERS LIFE & ANNUITY DOES NOT PROVIDE TAX
    ____________________
    REPORTING OR PARTICIPANT ACCOUNTING. A QUARTERLY STATEMENT FOR THE UNALLOCATED ACCOUNT WILL BE MAILED TO THE PLAN TRUSTEE.

If Participant Accounting is to be performed by Travelers Life & Annuity, a detailed listing of plan contributions by participant is required in a format approved by Travelers Life & Annuity. Data files can be sent to our internet mailbox or on a 3 1/2" diskette. Please check the format you will use.

[ ] Spreadsheet File              [ ] ARS      [ ] E-Z Track
Contribution files will be sent   [ ] 3 1/2"   [ ] Internet
  via:                                Diskette     (annuityqps@Travelersla.com)

PLEASE PROVIDE THE NAME OF THE PERSON TO CALL TO DISCUSS THE CONTRIBUTION FILE FORMAT AND DELIVERY:
PAYROLL CONTACT NAME:


Phone Number:                       Fax Number:

ALL MONEY SOURCES WILL BE DIRECTED BY PARTICIPANTS UNLESS OTHERWISE NOTED BELOW. PLEASE INDICATE ANY EMPLOYER DIRECTION OF A MONEY SOURCE IN THE SPACE PROVIDED.

 L-21015NY                     *L21015NY*         L-21015NY Rev: 7-05; 1 of 4

INVESTMENT SELECTIONS

(PLEASE SELECT THE INVESTMENT OPTIONS DESIRED FOR YOUR PLAN. PLEASE NOTE:
AN INVESTMENT OPTION CANNOT BE OFFERED INITIALLY UNDER YOUR PLAN IF IT HAS NOT BEEN SELECTED ON THIS FORM.)

[ ] AIM Capital Appreciation Portfolio                                      KC
[ ] AllianceBernstein Growth and Income Portfolio - Class B                 SI
[ ] American Funds Global Growth Fund - Class 2 Shares                      IL
[ ] American Funds Growth Fund - Class 2 Shares                             IG
[ ] American Funds Growth-Income Fund - Class 2 Shares                      II
[ ] Capital Appreciation Fund (Janus)                                       4A
[ ] Delaware VIP REIT Series                                                AQ
[ ] Dreyfus VIF Appreciation Portfolio                                      DP
[ ] Dreyfus VIF Developing Leaders Portfolio                                DS
[ ] Equity Income Portfolio (Fidelity)                                      4F
[ ] Equity Index Portfolio - Class II                                       GF
[ ] Federated High Yield Portfolio                                          4E
[ ] Fidelity VIP Contrafund(R) Portfolio - Service Class 2                  FT
[ ] Fidelity VIP Mid Cap Portfolio - Service Class 2                        D1
[ ] Franklin Mutual Shares Securities Fund - Class 2                        R2
[ ] Janus Aspen Growth and Income Portfolio - Service Shares                JG
[ ] Janus Aspen Mid Cap Growth Portfolio - Service Shares                   JA
[ ] Large Cap Portfolio (Fidelity)                                          4G
[ ] Lazard Retirement Small Cap Portfolio                                   RS
[ ] Lord Abbett Growth & Income Portfolio                                   FK
[ ] Lord Abbett Mid Cap Value Portfolio                                     FL
[ ] Managed Allocation Series: Aggressive Portfolio                         F6
[ ] Managed Allocation Series: Conservative Portfolio                       GG
[ ] Managed Allocation Series: Moderate Portfolio                           GA
[ ] Managed Allocation Series: Moderate-Aggressive Portfolio                F7
[ ] Managed Allocation Series: Moderate-Conservative Portfolio              GB
[ ] Mercury Large Cap Core Portfolio                                        DR
[ ] MFS Mid Cap Growth Portfolio                                            DQ
[ ] MFS Total Return Portfolio                                              4I
[ ] MFS Value Portfolio                                                     BD
[ ] Mondrian International Stock Portfolio                                  4C
[ ] Oppenheimer Main Street Fund/VA - Service Shares                        H2
[ ] PIMCO Real Return Portfolio - Adm Class                                 PR
[ ] PIMCO Total Return Portfolio                                            PM
[ ] Pioneer Fund Portfolio                                                  UP
[ ] Pioneer Mid Cap Value Portfolio                                         FW
[ ] Pioneer Strategic Income Portfolio                                      4J
[ ] Putnam VT Small Cap Value Fund - Class IB Shares                        OP
[ ] Salomon Brothers Variable All Cap Fund - Class I                        AD
[ ] Salomon Brothers Variable High Yield Bond Fund - Class I                CJ
[ ] Salomon Brothers Variable Investors Fund - Class I                      C2
[ ] Salomon Brothers Variable Total Return Fund - Class 1                   AE
[ ] SB Adjustable Rate Income Portfolio                                     BI
[ ] Smith Barney Aggressive Growth Portfolio                                SG
[ ] Smith Barney Appreciation Portfolio                                     1N
[ ] Smith Barney Investment Grade Bond Fund - Class A                       4O
[ ] Smith Barney Large Cap Growth Portfolio                                 AB
[ ] Smith Barney Money Market Portfolio                                     HM
[ ] Smith Barney Small Cap Growth Opportunities Portfolio                   C9
[ ] Social Awareness Stock Portfolio (Smith Barney)                         SA
[ ] Strategic Equity Portfolio (Fidelity)                                   4H
[ ] Style Focus Series: Small Cap Growth Portfolio                          FY
[ ] Style Focus Series: Small Cap Value Portfolio                           F0
[ ] Templeton Developing Markets Securities Fund - Class 2                  VQ
[ ] Templeton Foreign Securities Fund - Class 2                             VG
[ ] Templeton Growth Fund, Inc                                              4Y
[ ] Travelers Convertible Securities Portfolio                              AF
[ ] Travelers Disciplined Mid Cap Stock Portfolio                           1M
[ ] Travelers High Yield Bond Trust                                         UB
[ ] Travelers Managed Assets Trust                                          UA
[ ] Travelers Quality Bond Portfolio                                        4W
[ ] Travelers U.S. Government Securities Portfolio                          GV
[ ] Van Kampen LIT Comstock Portfolio - Class II Shares                     NJ
[ ] Fixed Account

Will investment options selected be available on all money sources in the plan? If not, please specify restrictions in detail:

 L-21015NY                     *L21015NY*         L-21015NY Rev: 7-05; 2 of 4

PLEASE IDENTIFY HOW EMPLOYER DIRECTED SOURCES ARE TO BE ALLOCATED. UNDER INVESTMENT NAME BELOW, PLEASE PRINT THE FUNDS TO WHICH EMPLOYER SOURCES SHOULD BE DIRECTED. UNDER THE EMPLOYER PERCENTAGE COLUMN, PLEASE LIST THE APPROPRIATE PERCENT(S), (IF EMPLOYER FORFEITURES ARE DIRECTED IN A DIFFERENT MANNER, PLEASE SPECIFY UNDER THE FORFEITURE PERCENTAGE COLUMN).

     INVESTMENT NAME              EMPLOYER PERCENTAGE FORFEITURE PERCENTAGE
     ---------------              ------------------- ---------------------
                                                  %                    %
                                                  %                    %
                                                  %                    %
                                                  %                    %
                                                  %                    %
                                                  %                    %
                                    (MUST EQUAL 100%)    (MUST EQUAL 100%)

IF THIS IS AN UNALLOCATED ACCOUNT, FOR INVESTMENT PURPOSES, ALL MONEY SOURCES WILL BE TREATED AS ONE SOURCE.


PLAN COMPLIANCE INFORMATION

Third Party Administrator


TPA Contact Name


TPA Address


TPA Phone Number:                                           TPA Fax Number:


External Trustee (if applicable)


External Trustee Contact Name


External Trustee Address


Trustee Phone Number:                                       Trustee Fax Number:




REPLACEMENT INFORMATION

DO YOU HAVE ANY EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS?
[ ] YES  [ ] NO If yes, please provide details:

INSURANCE COMPANY NAME:               CONTRACT NUMBER:
                       _____________                  ________________________

WILL THE PURCHASE OF THIS ANNUITY RESULT IN THE REPLACEMENT OF ANY EXISTING LIFE INSURANCE POLICY OR ANNUITY CONTRACT IN THIS OR ANY OTHER COMPANY?
[ ] YES  [ ] NO If yes, please provide details:

INSURANCE COMPANY NAME:               CONTRACT NUMBER:
                       _____________                  ________________________

Use the Additional Information section to provide additional insurance companies and contract numbers. Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.

ADDITIONAL INFORMATION

Please provide any additional information or unique processes specific to this plan:

    L-21015NY                 *L21015NY*        L-21015NY Rev: 7-05; 3 of 4

SIGNATURES REQUIRED:

ACKNOWLEDGMENTS: I understand that the contract will take effect when the first premium payment is received, and the application is approved in the Company's Home Office. All payments and values provided by the contract applied for, when based on investment experience of a separate account, are variable and there are no guarantees as to a fixed dollar amount. No agent is authorized to make changes to the contract or application. I understand that The Travelers Insurance Company may amend this contract to comply with changes in the Internal Revenue Code and related Regulations.

Trustee Signature

I acknowledge that all data representations and signatures recorded by me or in my presence in response to my inquiry and request and all such presentations and signatures are accurate and valid to the best of my knowledge and belief.

WILL THIS CONTRACT REPLACE ANY EXISTING ANNUITY CONTRACT(S)?  [ ] Yes  [ ] No

Agent/Representative Name            Social Security Number    Telephone Number



Agent/Representative Signature       Date



Agent Representative Name            Social Security Number    Telephone Number



Agent/Representative Signature       Date




    L-21015NY                 *L21015NY*        L-21015NY Rev: 7-05; 4 of 4